SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (date of
earliest event reported):                            May 20, 1998


                           Metropolitan Edison Company
                           ---------------------------
               (Exact name of registrant as specified in charter)


  Pennsylvania             1-446              23-0870160
  ----------------------------------------------------------------
(State or other                      (Commission          (IRS employer
 jurisdiction of                     file number)         identification no.)
 incorporation)





           26800 Pottsville Pike, Reading, PA 19640-0001
           ---------------------------------------------
(Address of principal executive offices)       (Zip Code)




Registrant's telephone number, including area code: (610) 929-3601
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ITEM 5.  OTHER EVENTS
         ------------

         As previously reported on May 6 and 7, 1998, an Administrative Law Judge (ALJ) issued Recommended Decisions in the Metropolitan Edison Company (Met-Ed) and Pennsylvania Electric Company (Penelec) restructuring proceedings pending before the Pennsylvania Public Utility Commission (PaPUC).
        Reference is made to the Quarterly Reports on Form 10-Q for the quarter ended March 31, 1998 filed by GPU for a summary of the ALJ's recommendations which description is incorporated in this Report by reference.
         On May 20, 1998, Met-Ed and Penelec filed exceptions to the ALJ's Recommended Decisions. In their filings, Met-Ed and Penelec have argued, among other things, that the recommendations, if adopted, would improperly disallow a significant portion of their transmission and distribution (T&D) costs, leaving the companies with virtually no earnings on their primary business. Moreover, the ALJ's recommendations fail to assure full recovery of non-utility generation (NUG) costs by calculating these costs based upon a projected market line, which could change over time. Met-Ed and Penelec had proposed a separate mechanism to recover above-market NUG costs over the terms of the related contracts. In their exceptions, Met-Ed and Penelec further argue that the ALJ's recommendations are contrary to the federal Public Utility Regulatory Policies Act of 1978 which requires full cost recovery for these NUG contracts which were mandated by federal and state law. As previously reported, if the PaPUC were to adopt the ALJ's recommendations, it would result in Met-Ed and Penelec incurring write-offs in material amounts.
         The PaPUC is scheduled to take a preliminary vote on the ALJ's Recommended Decision on June 4 and final action on June 24.

                  There can be no assurance of the outcome of these proceedings. GPU's related news release is annexed as an exhibit.

ITEM 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits.

         1.       GPU News Release, dated May 20, 1998.

                                    SIGNATURE
                                    ---------

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

                                          GPU, INC.


                                          By:______________________________
                                             T.G. Howson, Vice President
                                             and Treasurer


Date:  May 22, 1998